                              FEDORA INDUSTRIES INC.

            NOTICE OF EXTRAORDINARY GENERAL MEETING OF MEMBERS


TAKE NOTICE that an Extraordinary General Meeting (the "Meeting") of the members of FEDORA INDUSTRIES INC. (the "Company") will be held at Suite 1600 - 777 Dunsmuir Street, Vancouver, British Columbia, on Wednesday, the 16th day of February, 2000 at 10:00 a.m. for the following purposes:

1. To consider and, if thought fit, to approve a special resolution changing the name of the Company to "Airbomb.com Marketing Ltd."

2. To consider and, if thought fit, to approve a special resolution to authorize the directors to substitute a name other than "Airbomb.com Marketing Ltd." as the new name of the Company.

3. To consider and, if thought fit, to approve an ordinary resolution for the approval of certain stock options granted to insiders.

4. To consider and, if thought fit, to approve a special resolution for the approval of an increase in the Company's authorized share capital.

5. To consider and, if thought fit, to approve a special resolution for the approval of the Company's continuance from British Columbia to the state of Delaware.

TAKE NOTICE THAT pursuant to the COMPANY ACT you may until February 14, 2000 give the Company notice of dissent by registered mail addressed to the registered office of the Company at Suite 1600, 777 Dunsmuir Street,
PO Box 10425, Pacific Centre, Vancouver, BC, V7Y 1K4 with respect to the special resolution to continue the company from the province of British Columbia to the state of Delaware. As a result of giving notice of dissent you may, on receiving a notice of intention to act under section 207 of the Act, require the Company to purchase all your shares in respect of which the notice of dissent was given. See "Shareholder's Right to Dissent" on page 22 of the enclosed Information Circular for further particulars of this dissent right.

A MEMBER ENTITLED TO ATTEND AND VOTE AT THE MEETING IS ENTITLED TO APPOINT A PROXYHOLDER TO ATTEND AND VOTE IN HIS STEAD. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE READ THE NOTES ACCOMPANYING THE INSTRUMENT OF PROXY ENCLOSED AND THEN COMPLETE AND RETURN THE PROXY WITHIN THE TIME SET OUT IN THE NOTES. AS SET OUT IN THE NOTES, THE ENCLOSED INSTRUMENT OF PROXY IS SOLICITED BY MANAGEMENT, BUT YOU MAY AMEND IT, IF YOU SO DESIRE, BY STRIKING OUT THE NAMES LISTED THEREIN AND INSERTING IN THE SPACE PROVIDED THE NAME OF THE PERSON YOU WISH TO REPRESENT YOU AT THE MEETING.

DATED at Vancouver, British Columbia, this 13th day of January, 2000.

                              BY ORDER OF THE BOARD

                                 "DAVID HOUSTON"

                                    PRESIDENT

                              FEDORA INDUSTRIES INC.

                               INFORMATION CIRCULAR
                  FOR AN EXTRAORDINARY GENERAL MEETING OF MEMBERS

                 This information is given as of December 29, 1999

                             SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the management of FEDORA INDUSTRIES INC. (the "Company"), for use at the Extraordinary General Meeting (the "Meeting"), of the members of the Company, to be held at the time and place and for the purposes set forth in the accompanying Notice of Meeting and at any adjournment thereof.

                   PERSONS OR COMPANIES MAKING THE SOLICITATION

THE ENCLOSED INSTRUMENT OF PROXY IS SOLICITED BY MANAGEMENT. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse members' nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining authorization from their principals to execute the instrument of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company. None of the directors of the Company have advised management in writing that they intend to oppose any action intended to be taken by management as set forth in this Information Circular.

                       APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying instrument of proxy are directors or officers of the Company. A MEMBER HAS THE RIGHT TO APPOINT A PERSON TO ATTEND AND ACT FOR HIM ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS NAMED IN THE ENCLOSED INSTRUMENT OF PROXY. TO EXERCISE THIS RIGHT, THE MEMBER MUST STRIKE OUT THE NAMES OF THE PERSONS NAMED IN THE INSTRUMENT OF PROXY AND INSERT THE NAME OF HIS NOMINEE IN THE BLANK SPACE PROVIDED, OR COMPLETE ANOTHER INSTRUMENT OF PROXY.

THE COMPLETED INSTRUMENT OF PROXY MUST BE DATED AND SIGNED AND THE DULY COMPLETED INSTRUMENT OF PROXY MUST BE DEPOSITED AT THE COMPANY'S TRANSFER AGENT AT PACIFIC CORPORATE TRUST COMPANY, 830 - 625 HOWE STREET, VANCOUVER, BRITISH COLUMBIA, V6C 3B8, AT LEAST 48 HOURS BEFORE THE TIME OF THE MEETING OR ANY ADJOURNMENT THEREOF, EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS.

The instrument of proxy must be signed by the member or by his duly authorized attorney. If signed by a duly authorized attorney, the instrument of proxy must be accompanied by the original power of attorney or a notarially certified copy thereof. If the member is a corporation, the instrument of proxy must be signed by a duly authorized attorney, officer, or corporate representative, and must be accompanied by the original power of attorney or document whereby the duly authorized officer or corporate representative derives his power, as the case may be, or a notarially certified copy thereof.

IN ADDITION TO REVOCATION IN ANY OTHER MANNER PERMITTED BY LAW, A MEMBER MAY REVOKE A PROXY EITHER BY (a) SIGNING A PROXY BEARING A LATER DATE AND DEPOSITING IT AT THE PLACE AND WITHIN THE TIME AFORESAID, OR (b) SIGNING AND DATING A WRITTEN NOTICE OF REVOCATION (IN THE SAME MANNER AS THE INSTRUMENT OF PROXY IS REQUIRED TO BE EXECUTED AS SET OUT IN THE NOTES TO THE INSTRUMENT OF PROXY) AND EITHER DEPOSITING IT AT THE PLACE AND WITHIN THE TIME AFORESAID OR WITH THE CHAIRMAN OF THE MEETING ON THE DAY OF THE MEETING OR ON THE DAY OF ANY ADJOURNMENT THEREOF, OR (c) REGISTERING WITH THE SCRUTINEER AT THE
MEETING AS A MEMBER PRESENT IN PERSON, WHEREUPON SUCH PROXY SHALL BE DEEMED
TO BE HAVE BEEN REVOKED.

          VOTING OF SHARES AND EXERCISE OF DISCRETION OF PROXIES

On any poll, the persons named in the enclosed instrument of proxy will vote the shares in respect of which they are appointed and, where directions are given by the member in respect of voting for or against any resolution, will do so in accordance with such direction.

IN THE ABSENCE OF ANY DIRECTION IN THE INSTRUMENT OF PROXY, IT IS INTENDED THAT SUCH SHARES WILL BE VOTED IN FAVOUR OF THE MOTIONS PROPOSED TO BE MADE AT THE MEETING AND FOR THE ELECTION OF THE MANAGEMENT NOMINEES FOR DIRECTORS AND AUDITOR, AS STATED UNDER THE HEADINGS IN THIS INFORMATION CIRCULAR. The instrument of proxy enclosed, when properly signed, confers discretionary authority with respect to amendments or variations to any matters which may properly be brought before the Meeting. At the time of printing of this Information Circular, the management of the Company is not aware that any such amendments, variations or other matters are to be presented for action at the Meeting. However, if any other matters which are not now known to the management should properly come before the Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgement of the nominee.

              VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

On December 29, 1999, 7,712,962 common shares without par value were issued and outstanding, each share carrying the right to one vote. At a general meeting of the Company, on a show of hands, every member present in person shall have one vote and, on a poll, every member shall have one vote for each share of which he is the holder.

Only members of record at the close of business on the 29th day of December, 1999, who either personally attend the Meeting or who complete and deliver an instrument of proxy in the manner and subject to the provisions set out under the heading "Appointment and Revocation of Proxies" will be entitled to have his or her shares voted at the Meeting or any adjournment thereof.

To the knowledge of the directors and senior officers of the Company, as at the record date the following persons beneficially own, directly or indirectly, or exercise control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company:

  =========================================================================
                                                        PERCENTAGE OF
                                                          ISSUED AND
    NAME OF MEMBER            NUMBER OF SHARES           OUTSTANDING
  -------------------------------------------------------------------------
  DAVID HOUSTON               1,202,858                 15.6%
  =========================================================================

         INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere in this Information Circular, none of the directors or senior officers of the Company, none of the persons who have been directors or senior officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

            INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Other than as previously disclosed in an Information Circular or as set out in the following, no insider and no associate or affiliate of an insider has any material interest, direct or indirect, in any material transaction since the commencement of the Company's last completed financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company.

ACQUISITION OF SPORTS LINK DIRECT MARKETING LTD.

Pursuant to an agreement dated September 3, 1999, the Company acquired 100% of the issued shares of Sports Link Direct Marketing Ltd. ("Sportslink") from David Houston, now the President of the Company, Andrew Doyle, the Secretary of Sportslink, and one other person who is not an insider of the Company. Based on an independent valuation which ascribed to Sportslink a fair market value of $900,000, the Company paid the following consideration for the Sportslink shares:

a) cash in the sum of $56,000;

b) 2,300,000 fully paid shares of the Company issued at a deemed price of $0.28 per share;

c) 500,000 share purchase warrants of the Company issued at a deemed price of $0.28 per warrant, exercisable without additional consideration to acquire 500,000 shares of the Company; and

d) the issuance of stock options to the vendors and their qualified nominees for the purchase of 400,000 shares of the Company exercisable for five years at $0.28 per share.

The securities issued pursuant to clauses b) and c) above are subject to a one-year hold period under applicable securities law.

Of the total consideration, David Houston received $16,000 in cash, 1,202,858 shares of the Company and a stock option for the purchase of 100,000 shares of the Company exercisable at $0.28 per share on or before December 20, 2004, and Andrew Doyle received 540,000 shares of the Company. Don Shaw is the Vice-President of Sportslink and, immediately following the closing of the transaction, Michael Edwards was appointed to the Board of the Company. Of the 400,000 stock options forming part of the consideration for Sportslink, Mr. Shaw and Mr. Edwards received options on 50,000 shares and 30,000 shares, respectively, exercisable at $0.28 per share on or before December 20, 2004.

Sportslink is in the business of retailing sporting goods through the internet, via its website located at www.airbomb.com and also distributes its own line of private label products under the "Airbomb" brand name. Further particulars of the Company's acquisition of Sportslink are contained in a Filing Statement dated December 7, 1999 on file with the Canadian Venture Exchange. A copy of the Filing Statement is available for inspection at the registered office of the Company, 1600 - 777 Dunsmuir Street, Vancouver, BC, V7Y 1K4, during normal business hours prior to the commencement of the Meeting.

PRIVATE PLACEMENT

In September, 1999, the Company conducted a private placement of 1,500,000 special warrants at $0.25 per special warrant. Each special warrant is convertible, without further consideration, into one unit, each unit comprising one common share and one non-transferable share purchase warrant entitling the holder thereof to purchase an additional share of the Company at a price of $0.50 per share if exercised in the first year and at a price of $0.75 if exercised in the second year. The following persons purchased special warrants under the private placement:


             =============================================================
              NAME & ADDRESS                   NUMBER OF SPECIAL WARRANTS
             -------------------------------------------------------------
              Dennis Higgs RRSP(1)              240,000 special warrants
              4520 West 5th Avenue
              Vancouver, BC
              V6R 1S7
             -------------------------------------------------------------
              Ubex Capital Inc.(2)              208,000 special warrants
              505 - 1155 Robson Street
              Vancouver, BC
              V6E 1B5
             -------------------------------------------------------------
              Darcy Higgs RRSP(3)               60,000 special warrants
              4554 West 2nd Avenue
              Vancouver, BC
              V6R 1K8
             -------------------------------------------------------------
              Monaco Investment Corp(3)         388,000 special warrants
              400 - 1100 Burrard Street
              Vancouver, BC
              V6C 3A6
             -------------------------------------------------------------
              Nancy Coles RRSP(4)               40,000 special warrants
              1343 Duncan Drive
              Delta, BC
              V4L 1R3
             =============================================================

               (1)  Director of the Company
               (2) Wholly owned company of a director of the Company and his two sisters each as to 33 1/3%.
               (3) The combined shareholdings of Darcy Higgs and Monaco Investment Corp. at the time of the private placement exceeded 10% of the issued shares of the Company. Monaco Investment Corp. is wholly owned by Darcy Higgs.
               (4)  Spouse of a director and officer of the Company.

LOAN TRANSACTIONS

Pursuant to loan agreements dated June 29, 1999, Ubex Capital Inc. ("Ubex") and Monaco Investment Corp. ("Monaco") each loaned to the Company the sum of $25,000, such loans bearing interest at the rate of 18% per annum. Pursuant to loan agreements dated September 17, 1999, Ubex and Monaco each loaned the Company a further $25,000, such loans bearing interest at the rate of 12% per annum. In connection with the September 17, 1999 loans, the Company issued, as a bonus, 20,000 fully paid shares of the Company to each of Ubex and Monaco. All of the loans have now been repaid.

Ubex is wholly owned by Dennis Higgs, a director and the Secretary of the Company, and his two sisters, each as to 33 1/3%. Monaco is wholly owned by Darcy Higgs, who was an insider of the Company at the time of the loans by virtue of owning greater than 10% of the issued shares of the Company.

                      STATEMENT OF EXECUTIVE COMPENSATION

A.   EXECUTIVE OFFICERS OF THE COMPANY

For the purposes of this Information Circular:

"CEO" of the Company means an individual who served as Chief Executive Officer of the Company or acted in a similar capacity during the most recently completed financial year;

"executive officer" of the Company means an individual who at any time during the most recently completed financial year was the Chairman or Vice-Chairman of the Board, where that person performed the function of such office on a full-time basis, the President, a Vice-President in charge of a principal business unit such as sales, finance or production, and any officer of the Company or any of its subsidiaries who performed a policy-making function in respect of the Company; and

"Named Executive Officers" means:

     (a)  each CEO regardless of the amount of his compensation;

     (b) each of the Company's four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the most recently completed financial year and had total salary and bonuses of at least $100,000; and

     (c) any person who would be included under paragraph (b) but for the fact that he was not serving as an executive officer at the end of the most recently completed financial year.

B.   SUMMARY COMPENSATION TABLE


=================================================================================================
                               Annual Compensation      Long Term Compensation
                               ------------------------------------------------------
                                                          Awards              Payouts
                                                        -----------------------------
                                                                   Restricted
                                                        Securities Shares
                                                Other   Under      or
                                                Annual  Options/   Restricted           All
Name and                                        Compen- SARs       Share       LTTP     Other
Principal     Year Ending      Salary   Bonus   sation  Granted    Units       Payouts  Compen-
Position                       ($)      ($)     ($)     (#)        ($)         ($)      sation
                                                                                        ($)
-------------------------------------------------------------------------------------------------
Bradford        12/31/98       Nil      Nil     Nil     Nil        Nil         Nil      Nil
Fowler(1)       12/31/97       Nil      Nil     Nil     Nil        Nil         Nil      Nil
President       12/31/96       N/A      N/A     N/A     9,000(4)   N/A         N/A      N/A
=================================================================================================



                                       7


=================================================================================================
Dennis Higgs(2) 12/31/98       N/A      N/A     N/A     N/A        N/A         N/A      N/A
President       12/31/97       Nil(3)   Nil     Nil     Nil        Nil         Nil      Nil
                12/31/96       Nil(3)   Nil     Nil     18,500     Nil         Nil      Nil
=================================================================================================

          (1)  President of the Company from January 1997 to May 1999.
          (2) President of the Company from July 1990 to January 1997 and from May 1999 to December 1999.
          (3) Ubex Capital Inc., a private company in which Dennis Higgs holds an interest, received or accrued $30,000 in each of the 1996, 1997 and 1998 fiscal years for providing management services to the Company. See "Compensation of Directors".
          (4)  Stock options were cancelled on October 2, 1998.

C.   LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS

No LTIP awards were made to a Named Executive Officer during the most recently completed financial year.

D.   OPTIONS AND STOCK APPRECIATION RIGHTS ("SARS")

      OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR


=================================================================================================================================
                                                                                             Market Value of
                                                    % of Total                               Securities
                               Securities Under     Options/SARs                             Underlying
                               Options/SARs         Granted to          Exercise or Base     Options/SARs
                               Granted              Employees in        Price                on
                               (#)                  Financial Year      ($/Security)         the Date of         Expiration Date
Name                                                                                         Grant
                                                                                             ($/Security)
--------------------------------------------------------------------------------------------------------------------------------
Bradford Fowler                Nil                  Nil                 Nil                  Nil                 Nil

=================================================================================================================================

       AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED
            FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION/SAR VALUES


================================================================================================================
                                                                           Unexercised        Value of
                                                                           Options/SARs at    Unexercised
                                                                           FY-End             in-the-Money
                                                                           (#)                Options/SARs at
                                   Securities Acquired  Aggregate Value                       FY-End
Name                               on Exercise          Realized           Exercisable/       ($)
                                   (#)                  ($)                Unexercisable
                                                                                              Exercisable/
                                                                                              Unexercisable
----------------------------------------------------------------------------------------------------------------
Bradford Fowler                    Nil                  Nil                Nil                Nil

================================================================================================================

E.     TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT
       CONTRACTS

During the most recently completed financial year, there were no compensatory plans or arrangements between the Company and a Named Executive Officer with respect to the resignation, retirement or other termination of employment of the Named Executive Officer, a change in control of the Company or a change in the Named Executive Officer's responsibilities following a change in control of the Company involving an amount, including all periodic payments or installments, exceeding $100,000.

F.     COMPENSATION OF DIRECTORS

The Company retains Ubex Capital Inc. ("Ubex") to provided management services under a Management Services Agreement dated October 1, 1991. Under the agreement, Ubex has received the sum of $2,500 per month since October 1, 1991, which amount may be increased by agreement between the parties, subject to the approval of the Canadian Venture Exchange. The term of the agreement is month-to-month and may be terminated by either party on 30 days written notice.

Ubex is wholly owned by Dennis L. Higgs, a director of the Company, and his two sisters, each as to 33 1/3%.

Other than as set forth in the foregoing, no director of the Company who is not a Named Executive Officer has received, during the most recently completed financial year, compensation pursuant to:

(a) any standard arrangement for the compensation of directors for their services in their capacity as directors, including any additional amounts payable for committee participation or special assignments;

(b) any other arrangement, in addition to, or in lieu of, any standard arrangement, for the compensation of directors in their capacity as directors; or

(c) any arrangement for the compensation of directors for services as consultants or experts.

                INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS
                              AND SENIOR OFFICERS

No person who is or at any time during the most recently completed financial year was a director, executive officer or senior officer of the Company, and no associate of any of the foregoing persons, has been indebted to the Company at any time since the commencement of the Company's last completed financial year. No guarantee, support agreement, letter of credit or other similar arrangement or understanding has been provided by the Company at any time since the beginning of the most recently completed financial year with respect to any indebtedness of any such person.

                     PARTICULARS OF MATTERS TO BE ACTED UPON

A.     NAME CHANGE

The Company has recently concluded a change of business in accordance with the policy of the Canadian Venture Exchange. Under this transaction, the Company acquired 100% of the issued shares of Sports Link Direct Marketing Ltd. ("Sportslink"). Sportslink is in the business of retailing sporting goods through the internet, via its website located at www.airbomb.com and also distributes its own line of private labelled products under the "Airbomb" brand name. The Company considers it appropriate to change its name to "Airbomb.com Marketing Ltd." to more accurately reflect the business in which it is now engaged. Accordingly, management proposes the following special resolution:

       RESOLVED, by special resolution, that the name of the Company be changed to "Airbomb.com Marketing Ltd." and that paragraph 1 of the Company's memorandum be altered to read as follows:

            "1.   The name of the Company is Airbomb.com Marketing Ltd."

It may occur that management hereafter determines, for valid reason, that some name other than "Airbomb.com Marketing Ltd." should be substituted as the new name of the Company. To avoid the time and expense of convening another meeting of the members, management seeks the approval of the members to a resolution authorizing the directors to approve some other name as the new name of the Company. Accordingly, the members will be asked to approve the following special resolution:

       RESOLVED, by special resolution, that in the event that the directors consider, for valid reason, that the name of the Company should be changed to some name other than "Airbomb.com Marketing Ltd.", the directors be authorized to approve a name other than "Airbomb.com Marketing Ltd." as the new name of the Company and to substitute such name for "Airbomb.com Marketing Ltd." in the special resolution changing the name of the Company, and such resolution as so amended shall for all purposes be deemed a special resolution of the members.

In the event that management determines prior to the Meeting that some name other than "Airbomb.com Marketing Ltd." should be substituted as the new name of the Company, the new name will be inserted in the special resolution presented to the members for their consideration.

B.     STOCK OPTIONS

Since the record date for the Company's last general meeting, the Company has granted stock options to insiders as set forth in the following proposed resolution.

The policy of the Canadian Venture Exchange requires that options granted to insiders of listed companies receive member approval prior to being exercised. Accordingly, management will place the following resolution before the members for consideration.

       RESOLVED that the granting of stock options to the following:

==============================================================================
Name of Optionee        No. of Shares       Exercise Price       Expiry Date
------------------------------------------------------------------------------
David Houston           40,000              $0.45                11/11/04
------------------------------------------------------------------------------
Katy Player             5,000               $0.45                11/11/04
------------------------------------------------------------------------------
Mike Edwards            30,000              $0.28                12/20/04
------------------------------------------------------------------------------
Don Shaw                50,000              $0.28                12/20/04
------------------------------------------------------------------------------
David Houston           100,000             $0.28                12/20/04
==============================================================================

       and the actions of the directors of the Company in granting such options and executing, on behalf of the Company, the appropriate stock option agreements be ratified, approved and confirmed.

C.     INCREASE IN AUTHORIZED CAPITAL

Due to a recent cancellation of 5,625 escrow shares, the authorized share capital of the Company presently consists of 99,994,375 common shares without par value. Management considers it desirable to increase the authorized capital of the Company to 100,000,000 common shares, being it's former authorized share capital prior to the escrow cancellation.

Accordingly, the members will be asked to approve a special resolution to increase the authorized capital of the Company as follows:

       RESOLVED, by special resolution, that the authorized capital of the Company, which presently consists of 99,994,375 common shares without par value, be increased to 100,000,000 common shares without par value, all shares issued and unissued ranking PARI PASSU, and that paragraph 2 of the Company's Memorandum be altered to read as follows:

       2. The authorized capital of the Company consists of 100,000,000 common shares without par value.

D.     CONTINUANCE FROM BRITISH COLUMBIA TO DELAWARE

i)     GENERAL DESCRIPTION

As stated above, the Company has recently acquired 100% of the issued shares of Sports Link Direct Marketing Ltd. ("Sportslink"), a company engaged in the sale of sporting goods through the internet. The majority of Sportslink's sales are made in the United States and management is of the opinion that the United States capital markets are more favourably disposed to investing in internet-based companies. Management therefore believes that it would be advantageous for the Company to become domiciled in the United States. Accordingly, the Company proposes to "continue" from the Province of British Columbia to the State of Delaware (the "Continuance").

Members of the Company will be asked at the Meeting to consider and, if thought fit, to approve a special resolution relating to the Continuance of the Company from British Columbia to the State of Delaware in accordance with the provisions of the DELAWARE GENERAL CORPORATION LAW. The special resolution, if approved by the members, authorizes the Company to file a certificate of domestication and a certificate of incorporation (the "Continuance Documents") with the Delaware Secretary of State.

If accepted for filing, the Continuance Documents, in combination with new bylaws (the "Delaware Bylaws") of the Company to be adopted in conjunction with the Continuance, will replace the existing memorandum and Articles of the Company and will constitute the governing instruments of the Company under Delaware law. The Continuance Documents are attached hereto as Schedule A. The proposed Delaware Bylaws are attached hereto as Schedule B, and will be presented at the Meeting for consideration and approval by the members in accordance with the form of special resolution set forth hereafter. These documents should be reviewed carefully by the members before voting on the proposed special resolution.

ii) COMPARISON OF SHAREHOLDER RIGHTS UNDER THE BRITISH COLUMBIA COMPANY ACT AND THE DELAWARE GENERAL CORPORATION LAW

(1)    Differences in Shareholder Rights

The Company was originally incorporated on January 22, 1987, under the British Columbia COMPANY ACT (the "BCCA"). The Company proposes to "continue" to the State of Delaware. Members of the Company will be asked at the Meeting to consider, and if thought fit, to approve a special resolution approving the Continuance, in accordance with the provisions of the DELAWARE GENERAL CORPORATION LAW (the "DGCL").

The BCCA, which currently governs the corporate affairs of the Company, permits the continuance of a British Columbia corporation only to a jurisdiction that has reciprocal legislation allowing a corporation incorporated in that jurisdiction to continue in British Columbia. Delaware is one of the few jurisdictions in the United States that has such reciprocal legislation and, therefore, Delaware was chosen as the jurisdiction in the United States to which the Company proposes to continue.

There are a substantial number of differences between the BCCA and the DGCL that may materially affect the rights of shareholders. The following is a summary of some of the changes that will occur as a result of the Continuance of the Company's jurisdiction of incorporation from British Columbia to the State of Delaware. This summary is not intended to be exhaustive and members should consult with their legal advisors regarding all of the implications of the Continuance. A copy of the BCCA and DGCL will be available for reference by members of the Company or their legal advisors at the Registered Office of the Company.

(2)    Required Approvals of Shareholders

A number of specific differences between the BCCA and the DGCL are due to the fact that the BCCA generally requires that a greater number and diversity of types of corporate matters be approved by a vote of shareholders than is required by the DGCL. Furthermore, most of the matters for which the BCCA requires shareholder approval must be approved by three-fourths (3/4) majority of votes cast. The only material matters with respect to which a simple majority vote is required are election of the directors and the appointment and removal of auditors. Under the DGCL, there are fewer matters requiring shareholder approval and such matters may, unless a "super-majority" vote requirement (discussed below) is applicable, be approved by simple majority of the votes cast (assuming a quorum is present) or, where required by the DGCL for the approval of certain extraordinary corporate transactions (such as mergers, sales of substantially all assets or removal of directors), by a simple majority of the total votes entitled to be cast on the matter.

(3)    Effect of No Bylaws Under BCCA

A number of corporate governance matters that may be addressed in the bylaws of a Delaware corporation must be addressed in the articles of a British Columbia corporation. The articles of a British Columbia corporation can only be amended upon the aforesaid requisite vote of shareholders, whereas the DGCL confers upon the board of directors the power to adopt, amend or repeal its bylaws (which may also be adopted, amended or repealed by simple majority vote of the shareholders). Thus the board of directors of a Delaware corporation has the power to make decisions on a number of matters with respect to which shareholder approval would be required if undertaken by a British Columbia corporation, such as matters related to: shareholder meetings and voting; powers, number of members, committees, compensation and removal of members of the board of directors; requisite notices to directors or shareholders; titles, elections, salaries and terms of office of officers; certificates, transfers, record dates and registered ownership of stock and indemnification of officers, directors, employees and agents.

(4)    Specific Differences

Although the DGCL and BCCA are structured and worded quite differently, each contains a number of provisions generally having substantially similar effect upon the rights of shareholders. For example, the provisions of the two acts relative to indemnification by a corporation of its directors, officers, employees and agents are similar but not identical (e.g. the BCCA requires court approval of any indemnification). General similarities exist with respect to corporate reorganization provisions, dissenters' rights provisions and numerous other provisions of the acts.

There are also a substantial number of material differences between specific provisions of the DGCL and the BCAA insofar as their respective effects upon the rights of shareholders is concerned. The following is a summary comparison of the more significant differences between them.

(a)    Rights of Dissent and Appraisal:

The BCCA provides that members who dissent to certain actions being taken by a company may exercise their right of dissent and require the company to purchase the shares held by such member at the fair value of such shares. The dissent right is applicable where a company proposes to:

       (i)    continue out of the jurisdiction;

       (ii) provide financial assistance to a person for the purchase of the company's shares;

       (iii) sell the whole, or substantially the whole, of the company's undertaking;

       (iv)   enter into a statutory amalgamation; or

       (v) sell the whole or part of its business or property upon liquidation.

The DGCL is much more restrictive in providing a right of dissent and appraisal to shareholders in that it is limited to mergers or consolidations.

(b)    Oppression Remedies:

Under the BCCA, a member of a company has the right to apply to Court on the grounds that the company is acting or proposes to act in a way that is prejudicial to the member. On such an application, the Court may make such order as it sees fit, including an order to prohibit any act proposed by the company. The DGCL does not contain a statutory provision that grants a remedy similar to that contained in the BCCA, although shareholders have similar rights under the common law of the State of Delaware.

(c)    PRO RATA Redemption of Shares:

The BCCA requires a company which proposes to purchase its own shares other than through a stock exchange or from an employee or former employee to make its offer to purchase PRO RATA to every member who holds shares of the class or series to be purchased. The DGCL contains no similar provisions.

(d)    Cumulative Voting:

Cumulative voting permits each share of stock entitled to vote on the election of directors to have such number of votes as is equal to the number of directors to be elected. A shareholder may then cast all of his votes for a single candidate or may allocate them among as many candidates as he may choose. As a result, shareholders holding a significant minority percentage of the outstanding shares entitled to vote in the election of directors may be able to assure the election of one or more directors.

The BCCA does not provide for cumulative voting. While the DGCL does provide for cumulative voting it does not require that cumulative voting be made available to shareholders, and the proposed Continuance Documents and Delaware Bylaws do not provide for cumulative voting.

(e)    Classified Board:

The DGCL permits, but does not require, the adoption of a classified Board of Directors with staggered terms, with each class serving staggered two or three year terms after the initial term. The proposed Continuance Documents and Delaware Bylaws do not provide for a classified board.

(f)    Financial Assistance to Purchase Shares:

The BCCA limits the circumstances under and the extent to which a company may give financial assistance to any person. Financial assistance cannot be given at a time when the company is, or as a result of the assistance would be, insolvent and is otherwise restricted to affiliated companies, employees in some circumstances, owners of more than 90% of the issued shares and situations where there are reasonable grounds for believing that, or the directors are of the opinion that, to render such assistance is in the best interests of the company. The DGCL requires only that the giving of financial assistance to a director, officer or employee may be, in the judgment of the directors, reasonably expected to benefit the company.

(g)    Supermajority Voting Provisions:

The BCCA requires that essentially all votes of shareholders be by a three-fourths (3/4) majority of the votes cast, other than with respect to the election of directors and the appointment and removal of auditors which are accomplished by a simple majority of the votes cast. In contrast, the DGCL generally requires only a simple majority of the votes cast, except in the case of extraordinary corporate transactions, such as mergers, sales of substantially all assets or removal of one or more directors, where a simple majority of all votes ENTITLED to be cast is required. One provision of the DGCL does require a 2/3 vote of the outstanding shares of disinterested shareholders to approve a business combination involving an interested shareholder.

Delaware corporations may, unlike a B.C. corporation, set forth in their articles of incorporation any greater majority ("supermajority") vote requirements than required by law, thereby helping to assure that the status quo of the matter voted upon is maintained. The proposed Continuance Documents and Delaware Bylaws do not contain supermajority vote requirements.

(h)    Personal Liability of Directors:

The BCCA provides that every director of a company, in exercising his powers and performing his functions, shall act honestly and in good faith and in the best interests of the company and shall exercise the care, diligence and skill of a reasonably prudent person. The BCCA also specifically imposes personal liability to a company upon its directors who vote for, or consent to, a resolution that is in violation of applicable provisions of the BCCA relating to the acquisition of a company's own shares, the payment of a commission or the allowance of a discount in connection with subscriptions for the company's shares, the giving of certain loans, guarantees of financial assistance, authorizing a dividend payment if the company is insolvent or thereby rendered insolvent or the carrying on of business or the exercise of a power that a corporation is restricted from carrying on or exercising.

Delaware law provides for the imposition of monetary liability on directors for decisions made on behalf of a corporation if those decisions were not made with reasonable care. A corporation may protect directors by including in the corporation's certificate of incorporation or bylaws a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director for:

       (i) breach of the duty of loyalty to the corporation or stockholders;

       (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

       (iii) unlawful payment of dividends or unlawful stock purchase or redemption; or

       (iv) any transaction from which the director derived an improper personal benefit.

The proposed Delaware Bylaws contain a provision indemnifying its directors and officers to the full extent permitted by the DGCL. Corporations are empowered to protect directors from breach of the duty of care, but not breaches of the duty of loyalty or the duty of disclosure. Directors who are so protected are free from personal financial liability whether monetary damages arise from legal or equitable remedies. However, directors may still be subject to equitable remedies such as injunction, rescission, and corrective disclosure.

(i)    Requisition of Meetings:

The BCCA provides that one or more members of the Company holding not less than 5% of the issued voting shares of the Company may give notice to the directors requiring them to call and hold a general meeting within four months of such notice. The DGCL provides that a special meeting of the shareholders, for any purpose, may be called by the Board of Directors or by such person or persons as may be authorized by the Certificate of Incorporation or bylaws. The Delaware Bylaws will provide that a special meeting of shareholders may be called only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

(j)    Form of Proxy and Information Circular:

The BCCA requires a reporting company, such as the Company, to provide with every notice of a general meeting a form of proxy for use by every member entitled to vote at such meeting, as well as an information circular containing prescribed information regarding the matters to be dealt with at and the conduct of the general meeting. The DGCL does not require a corporation, such as the Company, to solicit proxies or provide information regarding matters to be dealt with at meetings other than a special meeting in which case notice of the special meeting must state the purpose(s) for which the meeting was called. Matters concerning disclosure are generally governed by the federal and state securities legislation in the United States. Because the Company is presently a "reporting issuer" under the SECURITIES ACT of British Columbia, (the "SECURITIES ACT"), and will continue to be a reporting issuer under the SECURITIES ACT notwithstanding the Continuance, it is bound by the equivalent (or more stringent) provisions described above that are contained in the BCCA.

(k)    Investigations:

The BCCA provides that on application of members holding not less than 20% of the issued shares of any class of a company, or on application of a company, the Court may appoint an inspector to investigate the affairs and management of the company or its affiliates. The DGCL does not contain a comparable provision.

(l)    Place of Meetings:

The BCCA requires all meetings of members to be held in British Columbia unless consent of the British Columbia Registrar of Companies is otherwise obtained. The proposed Delaware Bylaws provide that meetings of the shareholders shall be held at any place designated by the Board of Directors and, if a meeting place is not designated by the Board of Directors, then the meeting shall be held at the Company's principal office. The DGCL provides that meetings of the shareholders shall be held at any place in or out of Delaware as may be designated by or in the manner provided in a corporation's bylaws.

(m)    Advance Notice of Annual Meetings:

The BCCA requires that a reporting company, such as the Company, shall, not less than 56 days before it holds a general meeting at which a director is to be elected, publish in a daily newspaper in the prescribed manner an advance notice of meeting that shall:

       (i)    give the date of the meeting;

       (ii) invite written nominations for directors signed by members holding in the aggregate not less than 10% of the shares having the right to vote at the meeting;

       (iii) state that, if any nomination referred to in paragraph (b) is delivered to the registered office of the company not less than 35 days before the date of the meeting, accompanied by the information as to the nominee required to be furnished in the information circular, the company will include the name of the nominee in the form of proxy and the information circular sent by the management of the company pursuant to the BCCA;

       (iv)   give the address of the registered office of the company; and

       (v) give the qualifications for directors provided by the BCCA and by the articles of the company.

The DGCL does not contain any similar provisions.

(n)    Disqualification of Directors

The BCCA prohibits certain persons from serving as a director. Such prohibitions generally apply to persons under the age of 18, undischarged bankrupts, persons found to be mentally infirm, corporations and persons convicted of certain offenses relating to corporate activities or fraud or who have had certain registrations cancelled under certain specified statutes. The DGCL contains no comparable direct prohibitions.

III) CANADIAN FEDERAL TAX IMPLICATIONS OF THE TRANSACTIONS CONTEMPLATED BY THE SHARE EXCHANGE AGREEMENT

Morgan & Company, Chartered Accountants, tax advisors to the Company, have advised that the following general summary fairly describes the principal Canadian federal income tax consequences of the Continuance.

This summary is based on the advisors' understanding of the provisions of the INCOME TAX ACT, (the "Act") and the regulations thereunder as they currently exist, and on the current published administrative practices of Revenue Canada. Taxation as at December 15, 1999. All specific proposals to amend the Act and regulations thereunder publicly announced by the Minister of Finance have been considered and incorporated into this summary under the assumption that such proposals will be enacted as proposed.

This summary is of a general nature only and does not constitute, nor should it be construed to constitute a legal opinion or tax advice to any particular person. Accordingly, the shareholders of the Company should consult their own tax advisors with respect to their own circumstances. It should be noted that no advance income tax ruling has been obtained and due to the time constraints of this transaction, it is not contemplated that one will be requested from Revenue Canada, Taxation.

The income tax consequences to a shareholder of the Company will depend upon a number of factors including whether the holder is an individual, a corporation or a trust, the residency of the shareholder and whether the shareholder holds his shares as "capital property".

This summary is limited to those shareholders who are corporations, trusts and individuals resident in Canada that hold their shares of the Company as capital property and specifically excludes the tax consequences to such entities as financial institutions, unit trusts, non-resident owned corporations and tax deferred vehicles such as registered pension plans, deferred profit sharing plans and registered retirement savings plans. However, after the Company has continued into the U.S.A., the shares of the Company may not be qualified investments and will be considered to be foreign property for such tax deferred vehicles, which may result in adverse tax consequences to such parties.

(1)    Consequences - the Company

       (a)   Continuance of the Company into Delaware, U.S.A.

             (i)    Deemed disposition of Assets

                    For Canadian income tax purposes the Continuance would result in the Company being deemed to have disposed of and reacquired all its assets at fair market value immediately prior to the Company becoming domiciled in Delaware. Consequently, Canadian income tax can arise on the excess (if any) of the fair market value of the Company's total assets over the cost base of those assets for Canadian income tax purposes. Based upon a review of the Company's financial position as at September 30, 1999, it appears that the Company could offset any deemed income from the disposition and reacquisition of the Company's assets with its non-capital losses and allowable capital losses. Accordingly, no Canadian income taxes should result from the deemed disposition and reacquisition of the Company's assets upon the Continuance.

             (ii)   Deemed Year-End

                    The Company would have a deemed year-end for Canadian income tax purposes immediately before the time of the Continuance and a new Canadian taxation year would be deemed to commence immediately after the Continuance.

             (iii)  Departure Tax

                    The Company would be required to pay a Canadian income tax equal to 25% of the amount (if any) by which the aggregate of the fair market value of its assets, at the time of the Continuance, exceeds the sum of:

                    A. the Company's paid-up capital as defined for Canadian
                       income tax purposes; and

                    B. the fair market value of the Company's outstanding
                       debt (other than dividends payable) at the time of the Continuance.

                    This tax is in addition to the Company's regular corporate income tax payable on its taxable income and the tax, if any, on the deemed disposition of the Company's assets as discussed above.

                    Based upon a review of the Company's September 30, 1999 financial statements it appears that the Company would not have a departure tax liability as a result of the Continuance as its paid up capital exceeds the fair market value of its assets.

     (b)  U.S. Residency

          If the Company undertakes the Continuance, it would be able to sever its Canadian income tax deemed residency status and the taxation of its worldwide income. The Company will not be considered "incorporated in Canada" and thereby resident in Canada for Canadian income tax purposes.

     (c)  U.S. Taxes

          The corporation, once a Delaware corporation, will be subject to U.S. income tax law and taxed at prevailing U.S. income tax rates.

(2)  Consequences - Shareholders of the Company

     (a)  Disposition of Shares:

           (i) Continuance

               The shareholders of the Company will not be considered to have disposed of their shares upon the Continuance. A disposition of capital property occurs as a result of a taxpayer either being entitled to receive proceeds of disposition or pursuant to specific deeming provisions of the Act. The Continuance of the Company into the U.S.A. would not result in a deemed disposition. In addition, the shareholders of the Company will not be receiving any cash or non-cash consideration that would be considered proceeds of disposition.

          (ii) Dividends

               The Continuance of the Company would result in the Company ceasing to be a "Canadian corporation". A Canadian resident individual shareholder would therefore cease to be entitled to favourable "gross up" and "divided tax credit" treatment which results in the dividend received by the Canadian resident individual being subject to a maximum federal and provincial (British Columbia) income tax rate of approximately 34%.

               Dividends received from the Company by Canadian resident individuals or corporations owning less than 10% of the issued shares would be treated as foreign non-business income for Canadian tax purposes. The total amount of dividends received would be included in the recipient's net income for tax purposes and any taxes withheld on the payment of the dividend would be included in the shareholder's foreign non-business tax credit calculation. The resulting tax credit can be used to reduce taxes otherwise payable by the shareholder. The excess, if any, of the foreign taxes withheld over the foreign tax credit can be deducted by the shareholder in the computation of his net income for tax purposes.

(3)  Consequences - Dissenting Shareholders

The receipt by a dissenting shareholder of a cash payment from the Company equal to the fair value of his common shares will generally be treated as a dividend to a holder of such shares to the extent that such payment exceeds the paid-up capital of the subject share. The balance of the fair market value paid (i.e., the amount equal to the paid-up capital of the share) will be treated as proceeds of disposition of the common shares of the Company for capital gains purposes. Consequently, such dissenting shareholders would realize a capital gain (or capital loss) to the extent that the proceeds of disposition he receives for the shares exceed (or are exceeded by) the shareholders' adjusted cost base thereof. Notwithstanding the foregoing, if the dissenting recipient shareholder is a corporation resident in Canada, the full amount of the redemption proceeds received may be treated under the Act as proceeds of disposition with the result that no dividend will be deemed to have been paid to the shareholder and any gain or loss realized by it upon the share's disposition will be determined by reference to the full amount of the redemption proceeds.

Any capital loss arising on exercise of dissent rights by a corporate shareholder of the Company will be reduced by dividends received or deemed to be received, including any deemed dividend arising from the exercise of dissent rights, on the subject shares where the period of ownership of such shares was less than 365 days or where the corporate holder (together with persons with whom it did not deal at arm's length) held more than 5% of the issued shares of any class of the Company at the time the dividends were received or deemed to have been received.

Any deemed dividend received by a Canadian resident taxpayer as a result of a dissent proceeding after the Continuation will not attract the dividend tax credit provided under the Act.

iv)  VOTE REQUIRED FOR APPROVAL

The affirmative vote of the holders of at least 75% of the common shares present in person or represented by proxy at the Meeting will be required to approve the special resolution relating to the Continuance of the Company to the State of Delaware. The Continuance will not be implemented without member approval of the resolution relating thereto. The resolution will also authorize the Company not to proceed with the Continuance even though approved by the members, in the discretion of the Board of Directors. The special resolution proposed by management in this regard is as follows:

RESOLVED BY SPECIAL RESOLUTION THAT:

a) the Company be and is hereby authorized to apply to the Registrar of Companies for the Province of British Columbia for authorization to continue to the jurisdiction of Delaware under the DELAWARE GENERAL CORPORATION LAW (the "DGCL") pursuant to section 37 of the COMPANY ACT R.S.B.C. 1996, c.62, as amended;

b) the Certificate of Domestication and the Certificate of Incorporation under the DGCL (collectively the "Application") in the form attached to these resolutions as Schedule "A" are hereby approved;

c) subject to acceptance of the filing of the Application by the Delaware Secretary of State, the Application and the form of bylaws which are attached to these resolutions as Schedule "B" are adopted in substitution for the existing Memorandum and Articles of the Company;

d) upon receipt of authorization to the continuance of the Company to the jurisdiction of Delaware under the DGCL from the Registrar of Companies for the Province of British Columbia, the Board of Directors authorize the appropriate officer of the Company to execute and file the Application with the Secretary of State of the State of Delaware under the DGCL and that, upon acceptance of the filing by the Delaware Secretary of State, the Company shall be continued as a Delaware corporation; and

e) the directors of the Company are hereby authorized to abandon the application for continuance to the jurisdiction of Delaware under the DGCL at any time in their sole discretion without further approval of the members of the Company.

v)   SHAREHOLDER'S RIGHT TO DISSENT

TAKE NOTICE THAT pursuant to the COMPANY ACT of British Columbia (the "BCCA"), you may until two days before the Meeting at which the special resolution for the Continuance of the Company from the province of British Columbia to the State of Delaware pursuant to section 37 of the BCCA is to be passed (the "Dissent Deadline"), give a notice of dissent with respect to said special resolution to the Company by leaving it at or mailing it by registered mail to the registered office of the Company at Suite 1600, 777 Dunsmuir Street, PO Box 10425, Pacific Centre, Vancouver, British Columbia, V7Y 1K4, in either case so as to be received not later than the Dissent Deadline. As a result of giving notice of dissent you may, on receiving a notice of intention to act under section 207 of the BCCA, require the Company to purchase all of your shares in respect of which the notice of dissent was given.

A member of the Company has the right to give a notice of dissent with respect to the Continuance pursuant to section 37 (4) of the BCCA. If a member gives such notice of dissent, then section 207 of the BCCA applies. The essence of these provisions is that a dissenting member can require the Company to purchase all of his shares in respect of which he gives notice of dissent. The price to be paid for his shares is the fair value as of the day before the date on which the resolution for Continuance is passed, i.e. the day before the Meeting which is scheduled to be held February 16, 2000.

A member's right to give notice of dissent with respect to the Continuance will lapse if not exercised two (2) days before the meeting at which the special resolution for Continuance is to be passed. Further, a notice of dissent ceases to be effective if the member giving it votes in favour of the resolution for Continuance.

Any member who is uncertain of his rights under section 37(4) and 207 of the BCCA and who wishes to exercise those rights should consult legal counsel in British Columbia.

                       OTHER MATTERS TO BE ACTED UPON

It is not known that any other matters will come before the Meeting other than as set forth above and in the Notice of Meeting, but if such should occur the persons named in the accompanying form of proxy intend to vote on them in accordance with their best judgment exercising discretionary authority with respect to amendments or variations of matters identified in the Notice of Meeting and other matters which may properly come before the meeting or any adjournment thereof.

                               BOARD APPROVAL

The contents of this Information Circular have been approved and its mailing has been authorized by the directors of the Company.

                            BY ORDER OF THE BOARD

                               "DAVID HOUSTON"

                                  PRESIDENT

                                   SCHEDULE A

                               STATE OF DELAWARE
                         CERTIFICATE OF DOMESTICATION

- FIRST: The corporation was first formed on January 22, 1987 in the jurisdiction of BRITISH COLUMBIA, CANADA.

- SECOND: The name of the corporation immediately prior to the filing of this Certificate of Domestication was "AIRBOMB.COM MARKETING LTD.".

- THIRD: The name of the corporation as set forth in its certificate of incorporation filed in accordance with subsection b of Section 388 is "AIRBOMB.COM MARKETING LTD.".

- FOURTH: The jurisdiction that constituted the seat, siege social or principal place of business or central administration of the corporation, or any other equivalent thereto under applicable law, immediately prior to the filing of the certificate of domestication, was BRITISH COLUMBIA, CANADA.

- I, THE UNDERSIGNED, for the purpose of domesticating a foreign corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this ____ day of _________________ 2000.


                                              BY:
                                                  ---------------------------

                                              NAME: Dennis Higgs
                                                    -------------------------
                                                    Secretary

                                STATE OF DELAWARE
                           CERTIFICATE OF INCORPORATION
                               A STOCK CORPORATION

-    FIRST: The name of this Corporation is "Airbomb.com Marketing Ltd."

- SECOND: The Address of its registered office in the State of Delaware and the name of its registered agent is Agents and Corporations, Inc., Suite 600, One Commerce Center, Twelfth and Orange Streets, Wilmington, Delaware 19899-0511.

- THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- FOURTH: The amount of the total authorized capital stock of this corporation is Zero Dollars ($0.00) divided into 100,000,000 shares of Zero Dollars ($0.00) each.

-    FIFTH: The name and mailing address of the incorporator are as follows:

          Name  Dennis Higgs
               --------------------------------------------------------------
          Mailing Address  505-1155 Robson Street
                          ---------------------------------------------------
                           Vancouver, BC, Canada    Zip Code  V6E 1B5
                          -------------------------          ----------------

- I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this ____ day of ___________________ 2000.


                                              BY:
                                                  ---------------------------
                                                         (Incorporator)


                                              NAME: Dennis Higgs
                                                    -------------------------

                                SCHEDULE B
                                  BYLAWS
                                    OF
                        AIRBOMB.COM MARKETING LTD.

                         (A DELAWARE CORPORATION)

                                 ARTICLE I

                                  OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be Suite 600, One Commerce Center, Twelfth and Orange Streets, Wilmington, Delaware, 19899-0511.

         SECTION 2. OTHER OFFICES. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                ARTICLE II

                              CORPORATE SEAL

         SECTION 3. CORPORATE SEAL. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                               ARTICLE III

                          STOCKHOLDERS' MEETINGS

         SECTION 4. PLACE OF MEETINGS. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

         SECTION 5. ANNUAL MEETING.

         (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

         (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (700) days prior to the date of such annual meeting, the close of business on the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

         (c) Only persons who are confirmed in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this
Section 5. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and
(ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 5. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

         (d) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         SECTION 6. SPECIAL MEETINGS.

         (a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors, shall determine.

         (b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

         SECTION 7. NOTICE OF MEETINGS. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

         SECTION 8. QUORUM. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of not less than one percent (1%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

         SECTION 9. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 10. VOTING RIGHTS. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in
Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

         SECTION 11. JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

         SECTION 12. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

         SECTION 13. ACTION WITHOUT MEETING. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, or by the written consent of all stockholders.

         SECTION 14. ORGANIZATION.

         (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

         (b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE IV

                                   DIRECTORS

     SECTION 15. NUMBER AND QUALIFICATION. The authorized number of directors of the corporation shall be not less than one (1) nor more than twelve (12) as fixed from time to time by resolution of the Board of Directors; PROVIDED that no decrease in the number of directors shall shorten the term of any incumbent directors. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

     SECTION 16. POWERS. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

     SECTION 17. ELECTION AND TERM OF OFFICE OF DIRECTORS. Members of the Board of Directors shall hold office until their successors have been elected.

     SECTION 18. VACANCIES. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

     SECTION 19. RESIGNATION. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

     SECTION 20. REMOVAL. Subject to the Certificate of Incorporation, any director may be removed by:

     (a) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote, with or without cause; or

     (b) the affirmative and unanimous vote of the directors of the Corporation, with the exception of the vote of the director to be removed, with or without cause.

     SECTION 21.  MEETINGS.

     (a) ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

     (b) REGULAR MEETINGS. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the state of Delaware which has been designated by resolution of the Board of Directors or the written consent of all directors.

     (c) SPECIAL MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any two of the directors.

     (d) TELEPHONE MEETINGS. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     (e) NOTICE OF MEETINGS. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, facsimile, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (f) WAIVER OF NOTICE. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 22. QUORUM AND VOTING.

     (a) Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 43 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

     (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

     SECTION 23. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 24. FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

     SECTION 25. COMMITTEES.

     (a) EXECUTIVE COMMITTEE. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including without limitation the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

     (b) OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

     (c) TERM. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (d) MEETINGS. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need by given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

     SECTION 26. ORGANIZATION. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                                   ARTICLE V

                                   OFFICERS

     SECTION 27. OFFICERS DESIGNATED. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer, the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

     SECTION 28.  TENURE AND DUTIES OF OFFICERS.

     (a) GENERAL. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     (b) DUTIES OF CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph
(c) of this Section 28.

     (c) DUTIES OF PRESIDENT. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

     (d) DUTIES OF VICE PRESIDENTS. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     (e) DUTIES OF SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     (f) DUTIES OF CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     SECTION 29. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

     SECTION 30. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

     SECTION 31. REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                   ARTICLE VI

                  EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
                      OF SECURITIES OWNED BY THE CORPORATION

     SECTION 32. EXECUTION OF CORPORATE INSTRUMENT. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

     Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

     All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

     Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     SECTION 33. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

                             ARTICLE VII

                           SHARES OF STOCK

     SECTION 34. FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, or anyone designated by the Board of Directors certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

     SECTION 35. LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     SECTION 36. TRANSFERS. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

     SECTION 37.  FIXING RECORD DATES.

     (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is filed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 38. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                 ARTICLE VIII

                      OTHER SECURITIES OF THE CORPORATION

     SECTION 39. EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer, provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                               ARTICLE IX

                                DIVIDENDS

     SECTION 40. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 41. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out on any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                              ARTICLE X

                             FISCAL YEAR

     SECTION 42. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                             ARTICLE XI

                          INDEMNIFICATION

     SECTION 43. INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.

     (a) DIRECTORS OFFICERS. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

     (b) EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its employees and other agents as set forth in the Delaware General Corporation Law.

     (c) EXPENSE. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

     Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the

Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

     (d) ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety
(90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

     (e) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

     (f) SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) INSURANCE. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

     (h) AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     (i) SAVING CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

     (j) CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:

            (i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

           (ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgement and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

          (iii) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

           (iv) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          (v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

                                 ARTICLE XII

                                  NOTICES

     SECTION 44. NOTICES.

     (a) NOTICE TO STOCKHOLDERS. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

     (b) NOTICE TO DIRECTORS. Any notice required to be given to any director may be given by the method stated in subsection (a), or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

     (c) AFFIDAVIT OF MAILING. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

     (d) TIME NOTICES DEEMED GIVEN. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

     (e) METHODS OF NOTICE. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect to any one or more, and any other permissible method or methods may be employed in respect of any other or others.

     (f) FAILURE TO RECEIVE NOTICE. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

     (g) NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

     (h) NOTICE TO PERSON WITH UNDELIVERABLE ADDRESS. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

                                  ARTICLE XII

                                  AMENDMENTS

     SECTION 45. AMENDMENTS.

     The Board of Directors shall have the power to adopt, amend, or repeal these Bylaws.

                                 ARTICLE XIV

                              LOANS TO OFFICERS

SECTION 46. LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.



DECLARED AS THE BYLAWS OF AIRBOMB.COM MARKETING LTD. AS OF THE ________ DAY OF ______________, 2000.

Signature of Officer:
                                         ---------------------------------
Name of Officer:                         Dennis Higgs

Position of Officer:

MINUTES OF THE 2000 EXTRAORDINARY GENERAL MEETING OF THE MEMBERS OF FEDORA INDUSTRIES INC., HELD ON FEBRUARY 16, 2000, AT 10:00 A.M., AT SUITE 1600 - 777 DUNSMUIR STREET, VANCOUVER, BRITISH COLUMBIA.

CHAIRMAN, SECRETARY AND SCRUTINEER

David Houston, President of the Company, acted as Chairman and Dennis Higgs, a director of the Company, acted as Secretary of the meeting.

With the consent of the meeting, the Chairman appointed Heather Davey to act as Scrutineer.

NOTICE OF MEETING

The Chairman stated that Section 143 of the COMPANY ACT (British Columbia) requires not less than 21 days notice be given of a general meeting and that he had been advised by management that the Notice calling the meeting, form of Proxy and Information Circular were duly mailed more than 21 days prior to the date of the meeting.

Upon motion made by Dennis Higgs, seconded by Andy Doyle and unanimously carried, IT WAS RESOLVED that the reading of the Notice calling the meeting be dispensed with.

QUORUM

The report of the Scrutineer indicated that there were four members present in person holding 2,392,858 shares and that 1,263,005 shares were represented by proxy for a total representation at the meeting of 3,655,863 shares. The Chairman declared a quorum present, and the meeting properly constituted for the transaction of business.

MINUTES OF 1999 ANNUAL GENERAL MEETING

The Chairman stated that the last General Meeting was the Annual General Meeting held on June 11, 1999. No shareholder desired that the minutes of the meeting be read.

Upon motion made by Dennis Higgs, seconded by Aileen Fehr and unanimously carried, IT WAS RESOLVED that the reading of the minutes of the last meeting be dispensed with and that the minutes be approved as if read.

The Chairman stated that Clive Forth, solicitor for the Company, would conduct the formal business of the meeting.

APPROVAL OF NAME CHANGE

Mr. Forth stated that the first item of business was to consider a special resolution to change the name of the Company to "Airbomb.com Marketing Ltd."

Upon motion made by Andy Doyle, seconded by Dennis Higgs and unanimously carried:

IT WAS RESOLVED, by special resolution, that:

     the name of the Company be changed to "Airbomb.com Marketing Ltd." and that paragraph 1 of the Company's memorandum be altered to read as follows:

     "1. The name of the Company is Airbomb.com Marketing Ltd."

Mr. Forth stated that the next item of business was to consider a special resolution to allow management, for valid reason, to substitute another name for the name "Airbomb.com Marketing Ltd."

Upon motion made by Aileen Fehr, seconded by Andy Doyle and unanimously carried:

IT WAS RESOLVED, by special resolution, that:

     in the event that the directors consider, for valid reason, that the name of the Company should be changed to some name other than "Airbomb.com Marketing Ltd.", the directors be authorized to approve a name other than "Airbomb.com Marketing Ltd." as the new name of the Company and to substitute such name for "Airbomb.com Marketing Ltd." in the special resolution changing the name of the Company, and such resolution as so amended shall for all purposes be deemed a special resolution of the members.

APPROVAL OF INSIDERS' STOCK OPTIONS

Mr. Forth stated that the next item of business was the consideration of a resolution to approve stock options granted by the Company to certain of its insiders, in accordance with the policy of the Canadian Venture Exchange.

Upon motion made by Andy Doyle, seconded by Dennis Higgs and unanimously carried:

IT WAS RESOLVED that the granting of stock options to the following:

Name of Optionee     No. of Shares     Exercise Price     Expiry Date
David Houston         40,000            $0.45              11/11/04
Katy Player            5,000            $0.45              11/11/04
Mike Edwards          30,000            $0.28              12/20/04
Don Shaw              50,000            $0.28              12/20/04
David Houston        100,000            $0.28              12/20/04

and the actions of the directors of the Company in granting such options and executing, on behalf of the Company, the appropriate stock option agreements be ratified, approved and confirmed.

INCREASE IN AUTHORIZED CAPITAL

Mr. Forth stated that the next item of business was the consideration of a special resolution to approve the increase in the authorized share capital of the Company to 100,000,000 common shares.

Upon motion made by Aileen Fehr, seconded by Dennis Higgs and unanimously carried:

IT WAS RESOLVED, by special resolution, that:

     the authorized capital of the Company, which presently consists of 99,994,375 common shares without par value, be increased to 100,000,000 common shares without par value, all shares issued and unissued ranking PARI PASSU, and that paragraph 2 of the Company's Memorandum be altered to read as follows:

     2. The authorized capital of the Company consists of 100,000,000 common shares without par value.

REDESIGNATION OF AUTHORIZED SHARE CAPITAL & NAME CHANGE

Mr. Forth stated that the next proposed resolution was not contemplated in the information circular sent to shareholders in connection with the meeting, but that management of the Company and the Chairman of the meeting had determined that the motion was properly before the meeting as containing minor amendments to matters as to which notice had been properly given.

Upon motion made by Dennis Higgs, seconded by Andy Doyle and unanimously carried:

IT WAS RESOLVED, by special resolution, that:

     effective upon the continuance of the Company into the State of Delaware:

     a) the 100,000,000 authorized common shares without par value of the Company be redesignated as common shares with a par value of $0.001 per share; and
     b)  the name of the Company be changed to "airbomb.com Inc.".

     provided however that the directors are hereby authorized not to proceed with either or both of the foregoing changes, in their sole discretion.

CONTINUANCE FROM BRITISH COLUMBIA TO DELAWARE

Mr. Forth stated that the next item of business was the consideration of the continuance of the Company to the State of Delaware.

Upon motion made by Dennis Higgs, seconded by Aileen Fehr and unanimously carried:

IT WAS RESOLVED, by special resolution, that:

a) the Company be and is hereby authorized to apply to the Registrar of Companies for the Province of British Columbia for authorization to continue to the jurisdiction of Delaware under the DELAWARE GENERAL CORPORATION LAW (the "DGCL") pursuant to section 37 of the COMPANY ACT R.S.B.C. 1996, c.62, as amended;

b) the Certificate of Domestication and the Certificate of Incorporation under the DGCL (collectively the "Application") in the form attached to these resolutions as Schedule "A" are hereby approved;

c) subject to acceptance of the filing of the Application by the Delaware Secretary of State, the Application and the form of bylaws which are attached to these resolutions as Schedule "B" are adopted in substitution for the existing Memorandum and Articles of the Company;

d) upon receipt of authorization to the continuance of the Company to the jurisdiction of Delaware under the DGCL from the Registrar of Companies for the Province of British Columbia, the Board of Directors authorize the appropriate officer of the Company to execute and file the Application with the Secretary of State of the State of Delaware under the DGCL and that, upon acceptance of the filing by the Delaware Secretary of State, the Company shall be continued as a Delaware corporation; and

e) the directors of the Company are hereby authorized to abandon the application for continuance to the jurisdiction of Delaware under the DGCL at any time in their sole discretion without further approval of the members of the Company.

TERMINATION OF MEETING

There being no further business, upon motion made by Dennis Higgs, seconded by Andy Doyle and unanimously carried, Mr. Forth declared the meeting terminated.



/s/ Dennis Higgs
------------------------------
Dennis Higgs, Secretary